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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement of Storage Computer Corporation (the "Company") on Form S-8 of our report dated February 25, 1998 on the consolidated financial statements of the Company as at December 31, 1997 and the year then ended appearing in the annual report on Form 10-K/A of the Company.


We also consent to the reference to us under the caption "Experts" in the prospectus.


                                         /s/ Richard A. Eisner & Company, LLP

                                         Richard A. Eisner & Company, LLP


New York, New York
August 16, 2000